Exhibit 10.6

EDGEN MURRAY II, L.P. INCENTIVE PLAN

Adopted May 11, 2007

EDGEN MURRAY II, L.P. INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining valued employees and directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s common units by such employees and directors.

2. Definitions

2.1 “Approved Sale” means an Approved Sale as that term is defined in the Limited Partnership Agreement.

2.2 “Award” means an award of Restricted Common Units under the Plan.

2.3 “Award Agreement” means the Agreement between the Company and a Holder pursuant to which an Award is granted and which specifies the terms and conditions of that Award, including the vesting requirements applicable to that Award.

2.4 “Administrator” means the Company’s General Partner (the “General Partner”) as defined in the Limited Partnership Agreement provided that the General Partner may delegate authority with respect to Plan administration to the Compensation Committee of, or, if no such committee has been appointed, to the Board of Directors of any corporate Subsidiary.

2.5 “Cause” means

(a) a conviction of, a plea of nolo contendere, a guilty plea or confession by the Holder to an act of fraud, misappropriation or embezzlement or to a felony;

(b) the commission of a fraudulent act or practice by the Holder affecting the Company or its Subsidiaries;

(c) the willful failure by the Holder to follow the directions of the Administrator;

(d) the Holder’s habitual drunkenness or use of illegal substances, each as determined in the reasonable discretion of the Administrator;

(e) the material breach by an Employee of the Employee’s employment agreement with the Company or its Subsidiaries, if any; or

(f) an act of gross neglect or gross or willful misconduct that relates to the affairs of the Company or its Subsidiaries, which the Administrator, in its reasonable discretion, deems to be good and sufficient cause;

provided, that if the Holder shall receive a Termination Notice with respect to a termination for Cause pursuant to Sections 2.4(c), 2.4(e) and/or 2.4(f), then the Holder shall have thirty (30) days following receipt of the Termination Notice to cure the breach specified therein, if capable of being cured, to the reasonable satisfaction of the Administrator prior to the Holder’s service being terminated for Cause pursuant thereto; provided, however, the Holder shall have the right to cure any such breach only one (1) time in any twelve (12) month period.

2.6 “Change in Control” means a Person (together with its affiliates), other than (1) a Person who is currently an equity holder of the Company or a Permitted Transferee under the Limited Partnership Agreement of such equity holder and (2) investment funds managed by Jefferies Capital Partners IV LLC or Persons affiliated with Jefferies Capital Partners IV LLC, acquires (i) equity securities of the Company representing at least a majority of the economic interests of all outstanding equity securities of the Company or (ii) all or substantially all of the consolidated assets of the Company. The determination of whether a Change in Control has occurred shall be made by the Administrator in its sole discretion, provided that neither a Recapitalization nor a Reorganization, as such terms are defined in the Limited Partnership Agreement, shall constitute a Change in Control.

2.7 “Code” means the Internal Revenue Code of 1986, as amended.

2.8 “Common Units” means the Common Units of the Company as defined in the Limited Partnership Agreement, or such other class or kind of interests or other securities resulting from the application of Section 7.

2.9 “Company” means Edgen Murray II, L.P., a Delaware limited partnership, or any successor entity.

2.10 “Director” mean an individual who is performing services for the Company or any Subsidiary as a member of its Board of Directors or the equivalent thereof, or who is performing similar services with respect to any Subsidiary for the Company and has been designated a “Director” by the General Partner (as defined in Section 2.4), and who is not an employee of the Company or any Subsidiary.

2.11 “Employee” means an officer or other key employee of the Company or a Subsidiary, including a director who is such an employee.

2.12 “Fair Market Value” means, on any given date, if the Company’s Common Units are not Publicly Traded, the value of a Common Unit as determined in accordance with Article IX of the Limited Partnership Agreement. If the Company’s Common Units are Publicly Traded, “Fair Market Value” means (a) if the Common Units are listed on an established stock exchange or exchanges, the closing price of the Common Units on the principal exchange on which it is traded on such date, or if no sale was made on such date on such principal exchange, on the last preceding day on which the Common Units were traded or (b) if the Common Units are not then listed on an exchange, but are quoted on the NASDAQ Stock Market, Inc. (“NASDAQ”) or a similar quotation system, the most recent closing price per each Common Unit as quoted on NASDAQ or similar quotation system.

2.13 “Holder” means an Employee or Director to whom an Award is made.

2.14 “Limited Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Edgen Murray II, L.P., dated as of May 11, 2007, as amended from time to time.

2.15 “1934 Act” means the Securities Exchange Act of 1934, as amended and, as applicable, any comparable provisions of the laws of the United Kingdom.

2.16 “Master Transaction Agreement” means the Master Transaction Agreement, dated as of May 11, 2007, by and among Edgen/Murray, L.P., a Delaware limited partnership, Edgen Murray II, L.P., a Delaware limited partnership, the partners of Edgen Murray II, L.P, and others.

2.17 “Plan” means the Edgen Murray II, L.P. Incentive Plan herein set forth, as amended from time to time.

2.18 “Person” means and includes an individual, a trust, estate, partnership, association, company, including without limitation, a limited liability company or a corporation.

2.19 “Publicly Traded” means that relevant equity securities are listed on an established stock exchange or exchanges, or are quoted on NASDAQ, the London Alternative Investment Market or a similar quotation system.

2.20 “Restricted Common Units” means Common Units distributed to a Holder in accordance with the Master Transaction Agreement, and so designated under that Master Transaction Agreement or Restricted Common Units awarded by the Administrator under Section 6 of the Plan.

2.21 “Restriction Period” means the period during which a Restricted Common Unit awarded under Section 6 of the Plan is subject to forfeiture. The Restriction Period shall not lapse with respect to any Restricted Common Unit until all conditions imposed under Sections 6.4 or 6.5, or otherwise under this Plan and the Award Agreement, have been satisfied.

2.22 “Subsidiary” means any entity (other than the Company) in an unbroken chain beginning at the top of such chain with the Company (or any successor to the Company) if each of the entities other than the last entity in the unbroken chain owns interests possessing 50% or more of the total combined voting or economic power of all classes of such interests in one of the other entities in such chain.

2.23 “Termination Notice” means a written notice delivered by the Company or any Subsidiary to any Employee or Director terminating the Employee’s employment or the Director’s services as a Director.

3. Eligibility

Any Employee of the Company or any of its Subsidiaries, or any Director, is eligible to receive an Award.

4. Administration and Implementation of Plan

4.1 The Plan shall be administered by the Administrator, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Holders to whom Awards will be granted, in determining whether, and to what extent, Awards may be transferable by the Holder, in determining the amount of Awards to be granted to each such Holder, in determining the terms and conditions of Awards granted under the Plan and in determining the terms of the Award Agreements that will be entered into with Holders.

4.2 The Administrator shall have the power to adopt regulations for carrying out the Plan and to make changes to such regulations as it shall, from time to time, deem advisable. Any interpretation by the Administrator of the terms and provisions of the Plan and the administration thereof, and all actions taken by the Administrator, shall be final and binding on Holders.

4.3 The Administrator may amend any outstanding Awards without the consent of the Holder to the extent it deems appropriate; provided however, that in the case of amendments adverse to the Holder, the Administrator must obtain the Holder’s consent to any such amendment.

5. Units Subject to the Plan

5.1 Subject to adjustment as provided in Section 7, the total number of Common Units available for Awards under the Plan shall be 29,693.3.

5.2 Any Common Units issued by the Company in connection with the assumption or substitution of outstanding equity or similar grants from an acquired company shall not reduce the Common Units available for Award under the Plan. If any Common Units subject to any Award granted hereunder are forfeited or such Award otherwise terminates, the Common Units subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6. Restricted Common Units

An Award of a Restricted Common Unit is a grant by the Company of a specified number of Common Units to the Holder, which Common Units are subject to forfeiture during a Restriction Period upon the happening of specified events or as result of the failure to meet financial targets or performance goals or satisfy other conditions specified in the Award Agreement. Such an Award shall be subject to the following terms and conditions:

6.1 Restricted Common Units shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Administrator shall deem advisable.

6.2 Upon determination of the number of Restricted Common Units to be granted to the Holder, the Administrator shall if it would otherwise normally issue certificates evidencing the ownership of Common Units direct that a certificate or certificates representing that number of Common Units be issued to the Holder with the Holder designated as the registered owner. The certificate(s), if any, representing such Common Units shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such Restricted Common Units are subject, during the Restriction Period and under the Limited Partnership Agreement, and, if issued, such certificates shall be deposited by the Holder, together with an appropriate instrument of assignment endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

6.3 During the Restriction Period the Holder shall have the right to receive the Holder’s allocable share of any distributions made by the Company on its Common Units and, to the extent such Restricted Common Units have voting power, to vote the such Restricted Common Units.

6.4 The Administrator may condition the expiration of the Restriction Period upon: (i) the Holder’s continued service over a period of time with the Company or its Subsidiaries, (ii) the Company’s or any Subsidiary’s attainment of specified financial targets, (iii) the achievement by the Holder, the Company or any Subsidiary of any other performance goals set by the Administrator, or (iv) any combination of the above conditions, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Units shall be forfeited to the Company.

6.5 The Award Agreement shall specify the duration of the Restriction Period and the financial, performance, service, termination of service or other conditions under which the Restricted Common Units may be forfeited to the Company. At the end of the Restriction Period, when all such conditions have been satisfied, the restrictions imposed hereunder shall lapse with respect to the number of Restricted Common Units as determined by the Administrator, and any legend described in Section 6.2 that is then no longer applicable, shall be removed and such number of Common Units delivered to the Holder (or, where appropriate, the Holder’s legal representative). The Company may, in its sole discretion, accelerate the vesting of any Restricted Common Units.

6.6 A Holder who is awarded Restricted Common Units shall, regardless of whether the Restriction Period with regard to such Award has lapsed, be a party to and bound by the Limited Partnership Agreement, as a limited partner thereunder. Accordingly, any Restricted Common Units issued under the Plan shall be held, transferred, sold or otherwise disposed of only in accordance with the Limited Partnership Agreement. Without limiting the generality of the foregoing, each Holder shall be bound by the provisions set forth in the Limited Partnership Agreement with regard to an Approved Sale, as well as be bound by any transfer restrictions, tag along rights, restrictive covenants and other obligations delineated in the Limited Partnership Agreement. Any amendment to the Limited Partnership Agreement that effects a provision contained herein shall be deemed to be an amendment to the Plan.

6.7 Upon a Change in Control, and subject to the exercise of the Administrator’s discretion to vest all Awards under Section 6.5, any then outstanding Awards shall be treated as provided in the applicable Award Agreement.

6.8 Unless specifically provided otherwise in an Award Agreement, upon a termination of a Holder’s service for any reason, the Holder shall forfeit any unvested Restricted Common Units, i.e., any Restricted Common Units with respect to which the Restriction Period has not lapsed.

6.9 Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, upon a termination of the Holder’s service by the Company (or its Subsidiaries) for Cause, the Holder shall forfeit any Restricted Common Units issued under the Plan, regardless of whether such Restricted Common Units are vested.

7. Adjustments upon Changes in Capitalization

7.1 In the event of a reorganization, recapitalization, unit split, spin-off, split-off, split-up, unit dividend, issuance of unit rights, combination of interests, merger, consolidation or any other change in the structure of the Company or any of its Subsidiaries affecting the Common Units, or any distribution to interestholders other than a cash distribution, the Administrator shall make appropriate adjustment in the number and kind of equity interests authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate.

7.2 Notwithstanding any other provision of this Plan or any Award Agreement, in the event that in connection with a Reorganization within the meaning of Section 10.4 of the Limited Partnership Agreement, a Holder receives Reclassified Securities (also as defined in Section 10.4 of the Limited Partnership Agreement) with respect to or in exchange for, Restricted Common Units, the terms and conditions of this Plan and of the Award Agreement pertaining to those Restricted Common Units shall continue to apply to those Reclassified Securities as though they were still Restricted Common Units.

8. Effective Date, Termination and Amendment

The Plan shall become effective on May 11, 2007 and shall remain in full force and effect until the earlier of ten years from the date of its adoption by the Administrator, or the date it is terminated by the Administrator. The Administrator shall have the power to amend, suspend or terminate the Plan at any time, provided that any such termination of the Plan shall not affect Awards outstanding under the Plan at the time of termination.

9. Transferability

Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Administrator may grant Awards that are transferable by the Holder during his lifetime, but such Awards shall be transferable only to the extent permitted by the Limited Partnership Agreement and specifically so provided in an agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the Plan, the Limited Partnership Agreement and the provisions of the Award Agreement between the Company and the Holder.

10. General Provisions

10.1 Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Holder any right to continued employment by, or service as a Director to, the Company or its Subsidiaries, nor interfere in any way with the right of the Company or its Subsidiaries to terminate the service of any Holder at any time.

10.2 For purposes of this Plan, a transfer of employment among the Company and its Subsidiaries shall not be deemed a termination of employment.

10.3 Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award or the transfer of any Common Units pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. The Company shall have the right to retain the number of Common Units whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes.

10.4 To the extent that U.S. Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) or the laws of the United Kingdom do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of Delaware and construed accordingly.

IN WITNESS WHEREOF, the undersigned, the General Partner has executed and adopted this Plan, effective May 11, 2007:

EDGEN MURRAY II GP, LLC

By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Executive Vice President of the General Partner

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